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                                                                     EXHIBIT 4.1

                             1996 STOCK OPTION PLAN
                            THE FORSCHNER GROUP, INC.

               SECTION 1. Establishment. There is hereby established the 1996 Stock Option Plan (this "Plan"), pursuant to which officers, directors and key employees of THE FORSCHNER GROUP, INC. (hereinafter the "Company") and its subsidiaries, and persons or entities who have been or may be in a position to benefit the Company, may be granted options to purchase shares of common stock of the Company, par value $.10 per share ("Common Stock"), and thereby share in the future growth of the business. The subsidiaries of the Company included in this Plan (the "Subsidiaries") shall be any subsidiary of the Company as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

               SECTION 2. Status of Options. The options which may be granted pursuant to this Plan will constitute either incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") or options which are not Incentive Stock Options ("Non-incentive Stock Options"). Incentive Stock Options and Non-incentive Stock Options shall be collectively referred to herein as options.

               SECTION 3. Eligibility. All employees and members of the Board of Directors of the Company or any of its Subsidiaries (including officers), and any persons or entities who have been or may be in a position to benefit the Company, shall be eligible to be granted Non-incentive Stock Options to purchase shares of Common Stock under this Plan. All employees of the Company or any of its Subsidiaries who are employed at the time of adoption of this Plan or thereafter shall be eligible to receive grants of Incentive Stock Options pursuant to this Plan.

               SECTION 4. Number of Shares covered by Options; No Preemptive Rights. The total number of shares which may be issued and sold pursuant to options granted under this Plan shall be 1,000,000 shares of Common Stock (or the number and kind of shares of stock or other securities which, in accordance with Section 8 of this Plan, shall be substituted for such shares of Common Stock or to which said shares shall be adjusted; hereinafter, all references to shares of Common Stock are deemed to be references to said shares or shares so adjusted). The issuance of said shares shall be free from any preemptive or preferential right of subscription or purchase on the part of any stockholder. If any outstanding option granted under this Plan expires or is terminated, for any reason, the shares of Common Stock subject to the unexercised portion of such option will again be available for options issued under this Plan.





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               SECTION 5.  Administration.

                             (a)   This Plan shall be administered by the
committee (the "Committee") referred to in paragraph (b) of this Section. Subject to the express provisions of this Plan, the Committee shall have complete authority, in its discretion, to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), to determine to whom, the times and the prices at which options shall be granted, the option periods, the number of shares of the Common Stock to be subject to each option and whether each option shall be an Incentive Stock Option or a Non-incentive Stock Option, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that from the date of approval of the Plan by the stockholders of the Company to the first anniversary of such date options to purchase no more than 333,333 shares of Common Stock shall be granted under the Plan and from the date of approval of the Plan to the second anniversary of such date options to purchase no more than 666,666 shares of Common Stock in the aggregate shall be granted under the Plan. Each option shall be clearly identified at the time of grant as to its status as an Incentive Stock Option or Non-incentive Stock Option. In making such determinations, the Committee may take into account the nature of the services rendered by the respective individuals or entities, their present and potential contributions to the success of the Company and such other factors as the Committee, in its discretion, shall deem relevant. The Committee's determination on all of the matters referred to in this Section 5 shall be conclusive.

                             (b)   The Committee shall consist of from two
(2) to five (5) individuals who are "outside directors" within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder. The Committee shall be appointed by the Board, which may at any time and from time to time, remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held. Nothing contained in this Plan shall be deemed to give any individual or entity any right to be granted an option to purchase shares of Common Stock except to the extent and upon such terms and conditions as may be determined by the Committee.

               SECTION 6.  Terms of Options.  Each option granted
under this Plan shall be evidenced by a Stock Option Agreement


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which shall be executed by the Company and by the person or entity to whom such option is granted, and shall be subject to the following terms and conditions:

                             (a)   The price at which shares of Common
Stock covered by each option may be purchased pursuant thereto shall be determined in each case on the date of grant by the Committee, but shall be an amount not less than the par value of such shares. In the case of Incentive Stock Options, the price at which shares of Common Stock covered by each Incentive Stock Option may be purchased pursuant thereto shall be an amount not less than the fair market value of shares of Common Stock at the time the Incentive Stock Option is granted. For purposes of this Section, the fair market value of shares of Common Stock on any day shall be (i) in the event the Common Stock is not publicly traded, the fair market value on such day as determined in good faith by the Committee or (ii) in the event the Common Stock is publicly traded, the last sale price of a share of stock as reported by the principal quotation service on which the Common Stock is listed, or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked price of a share of Common Stock as reported by such principal quotation service, or, if there is no such report by such quotation service for such day, such fair market value shall be the average of (i) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next preceding such day for which there was a report and (ii) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next succeeding such day for which there was a report, or as otherwise determined by the Committee in its discretion pursuant to any reasonable method contemplated by Section 422 of the Code and any treasury regulations issued pursuant to that Section.

                             (b)   The option price of the shares to be
purchased pursuant to each option shall be paid in full in cash, or by delivery (i.e. surrender) of shares of Common Stock of the Company then owned by the optionee at the time of the exercise of the option. Shares of Common Stock so delivered will be valued on the day of delivery for the purpose of determining the extent to which the option price has been paid thereby, in the same manner as provided in paragraph (a) of this Section, or as otherwise determined by the Committee, in its discretion, pursuant to any reasonable method contemplated by
Section 422 of the Code and any treasury regulations issued pursuant to that section.

                             (c)   Each Stock Option Agreement shall
provide that such option may be exercised by the optionee, in such parts and at such times, as may be specified in such


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Agreement, within a period not exceeding ten years after the date on which the option is granted (hereinafter called the "option period") and, in any event, in the case of employees of the Company, only during the continuance of the optionee's employment by the Company or any of its Subsidiaries or, in the case of Incentive Stock Options, during the period of thirty days after the termination of such employment to the extent that the right to exercise such options had accrued at the date of such termination or, in the case of Non-incentive Stock Options, during the period of six months after the termination of such employment to the extent that the right to exercise such options had accrued or the date of such termination; provided, however, that if options as to 100 or more shares are held by an optionee, then such options may not be exercised for less than 100 shares at any one time, and if options for less than 100 shares are held by an optionee, then options for all such shares must be exercised at one time; and provided, further, that, if the optionee shall die within the option period, the option may be exercised, to the extent specified in such Stock Option Agreement, and as herein provided, but only prior to the first to occur of:

                             (i) the expiration of the period of one year after the date of the optionee's death, or

                             (ii) the expiration of the option period, by the
               person or persons entitled to do so under the optionee's will, or, if the optionee shall fail to make testamentary disposition of said option, or shall die intestate, by the optionee's legal representative or representatives.

                             (d)   In the discretion of the Committee, a
single Stock Option Agreement may include both Incentive Stock Options and Non-Incentive Stock Options, or those options may be included in separate Stock Option Agreements.

                             (e)   Unless otherwise determined by the
Committee with respect to options that are not Incentive Stock Options, each option granted under this Plan shall by its terms be non-transferable by the optionee except by will or by the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

                             (f)   Notwithstanding the foregoing, if an
Incentive Stock Option is granted to a person at any time when such person owns, within the meaning of Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 424 of the Code) the price at which each share of Common Stock covered by such option may be purchased pursuant to such option


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shall not be less than 110% of the fair market value (determined as in paragraph
(a) of this Section) of the shares of Common Stock at the time the option is granted, and such option must be exercised within a period specified in the Stock Option Agreement relating to such options which does not exceed five years after the date on which such option is granted.

                             (g)   Each Stock Option Agreement entered into
pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee including, without limitation, provisions (i) requiring the giving of satisfactory assurances by the optionee that the shares are purchased for investment and not with a view to resale in connection with a distribution of such shares, and will not be transferred in violation of applicable securities laws, (ii) restricting the transferability of such shares during a specified period and (iii) requiring the resale of such shares to the Company at the option price if the employment of the optionee terminates prior to a specified time.

               SECTION 7.  Limit on Option Amount.

                             (a)  Notwithstanding any provision contained
herein, the aggregate fair market value (determined under Section 6(a) as of the time such Incentive Stock Options are granted) of the Common Stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all stock option plans of the employee's employer corporation and its parent and subsidiary corporation within the meaning of
Section 424 of the Code) shall not exceed $100,000. The limit in this paragraph shall not apply to options which are designated as Non-incentive Stock Options, and, except as otherwise provided herein, there shall be no limit on the amount of such options which may be first exercisable in any year.

                             (b)  Notwithstanding any provision contained
herein, grants of options under this Plan to any one optionee who is an employee of the Company shall be limited to options to purchase no more than 250,000 shares of common stock per calendar year.

               SECTION 8. Adjustment of Number of Shares. In the event that a dividend shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any option granted hereunder and the number of shares reserved for issuance pursuant to this Plan but not yet covered by an option, shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number


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or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Committee such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding option which the Committee, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 8, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, then, if the Committee shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of this Plan and of each Stock Option Agreement. Notwithstanding the foregoing, if any adjustment in the number of shares which may be issued and sold pursuant to options is required by the Code or regulations promulgated thereunder to be approved by the stockholders in order to enable the Company to issue Incentive Stock Options pursuant to this Plan, then no such adjustment shall be made without the approval of the stockholders. In the case of any such substitution or adjustment as provided for in this Section, the option price in each Stock Option Agreement for each share covered thereby prior to such substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each such share or to which such share shall have been adjusted pursuant to this Section 8. No adjustment or substitution provided for in this
Section 8 shall require the Company, in any Stock Option Agreement, to sell a fractional share, and the total substitution or adjustment with respect to each Stock Option Agreement shall be limited accordingly. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of the adjustments or substitution is to cause the option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such option within the meaning of Section 424 of the Code, the Committee shall use reasonable efforts to effect such other adjustment of each then outstanding option as the Committee, in its sole discretion, shall deem equitable.


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               SECTION 9. Amendments. This Plan may be amended from time to time by vote of the Committee; provided, however, that no amendment which shall (i) change the total number of shares which may be issued and sold pursuant to options granted under this Plan, (ii) change the designation of the class of employees eligible to receive Incentive Stock Options or the class of individuals or entities eligible to receive Non-incentive Stock Options, (iii) decrease the minimum option price stated in Section 6(a) of this Plan, (iv) extend the period during which an option may be granted to exercised beyond the maximum period specified in this Plan or (v) withdraw the authority to administer this Plan from the Committee, shall be effective without the approval of the stockholders. Notwithstanding the foregoing, the Plan may be amended by the Committee to incorporate or conform to requirements imposed by any amendments made to the Code or regulations promulgated thereunder which the Committee deems to be necessary or desirable to preserve (a) incentive stock option status for outstanding Incentive Stock Options and the ability to issue Incentive Stock Options pursuant to this Plan, and (b) the deductibility by the Company pursuant to Section 162(m) of the Code of amounts taxed to Plan participants as ordinary compensation income.

               SECTION 10. Termination. This Plan shall terminate on, and no additional options shall be granted after, ten years from the date the Plan is adopted by the Committee. In addition, the Plan may be terminated at any time by a vote of the Board of Directors.





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